Exhibit 99.1

November 3, 2020

FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC
Frank Constantinople, SVP Investor Relations
Tel: +1-203-504-1063
fconstantinople@aircastle.com

Aircastle Reports Financial Results for the Three-Month Period Ended September 30, 2020

Key Financial Metrics for the Three Months ended September 30, 2020
1.Total revenues were $192.4 million
2.Net income of $5.8 million
3.Adjusted EBITDA(1) was $181.1 million

Highlights
1.Issued $650 million of 5.25%, senior unsecured notes due in 2025
2.In September, Moody’s affirmed Aircastle’s senior unsecured debt rating at Baa3
3.For the three months ended September 30, 2020 collections represented approximately 73% of lease rental and direct financing and sales-type lease revenues
4.Agreements in place to sell 21 narrow body aircraft as they come off lease

Liquidity
5.As of October 30, 2020, total liquidity of $2.1 billion includes $1.25 billion of undrawn credit facilities, unrestricted cash of $432 million, $120 million of contracted asset sales, and $340 million of projected operating cash flows through October 30, 2021
6. 226 unencumbered aircraft with a net book value of $5.5 billion
7.$771 million of total adjusted contractual commitments through October 30, 2021; includes $500 million of notes due in March 2021
Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Mike Inglese, Aircastle’s Chief Executive Officer, commented, “We are optimistic about the eventual recovery of global aviation and the global airline industry. While it is impossible to predict the timing of recovery, we are confident passengers will return, and we are confident about the increasingly important role operating leasing will play in facilitating the industry’s recovery.”
Mr. Inglese continued, “Aircastle’s fleet of predominantly mid-age, single-aisle, fuel efficient aircraft represents a strong value proposition for capital constrained, sensibly managed airlines around the globe. Our management team is deep and experienced, and we enjoy the strong shareholder support of Marubeni Corporation and Mizuho

Leasing. Driven by our strategic ownership, management’s track record, minimal forward commitments, strong liquidity and conservative balance sheet, Aircastle’s investment grade credit rating was recently affirmed at Baa3 by Moody’s.”

Aviation Assets
As of September 30, 2020, Aircastle owned 262 aircraft and other flight equipment having a net book value of $7.0 billion. We also manage nine aircraft with a net book value of $318 million dollars on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	As of Sept. 30, 2020(1)	As of Sept. 30, 2019(1)
Net Book Value of Flight Equipment ($ mils.)	$7,041	$7,735
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$5,456	$5,873
Number of Aircraft	262	268
Number of Unencumbered Aircraft	226	226
Number of Lessees	81	87
Number of Countries	45	48
Weighted Average Fleet Age (years)(2)	10.4	9.8
Weighted Average Remaining Lease Term (years)(2)	4.2	4.8
Weighted Average Fleet Utilization for the quarter ended(3)	93.8%	98.8%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment ($ mils.)	$318	$331
Number of Aircraft	9	9
_______________
(1)Calculated using net book value of flight equipment held for lease and net investment in leases at period end.
(2)Weighted by net book value.
(3)Aircraft on-lease days as a percent of total days in period weighted by net book value. The decrease from our historical utilization rate was primarily due to the early termination of leases.
Deferrals
In the current environment airlines have sought support from their lessor partners. These requests have generally come in the form of payment deferrals and lease restructurings. Through mid-October, forty-three airlines across the globe have either entered bankruptcy proceedings or completely ceased or suspended operations. We are confident that the major US and global carriers, as well as the largest low-cost carriers, have the means to survive the crisis. We also anticipate that there will be further airline bankruptcies and liquidations in the winter.
We continue to grant deferrals to help certain clients manage through the crisis. As of October 30, 2020, we had executed documents or had approved deferral arrangements with 40 lessees representing approximately 50% of our customer base. The amount deferred currently approximates $101 million, including $80 million that appear in our September 30, 2020 Consolidated Balance Sheet. This represented approximately 14% of our reported lease rental and direct financing and sales-type lease revenues for the trailing twelve months ended September 30, 2020.

New Fiscal Year End
Aircastle previously announced that we changed our fiscal year end to the twelve-month period ending on the last day in February. This change better aligns our financial reporting with the financial reporting cycle of our shareholders, Marubeni Corporation and Mizuho Leasing Company, Limited. To assist investors with the transition to the new fiscal year, we expect to file a Transition Report on Form 10-Q with the Securities Exchange Commission for the two-month period ending February 29, 2020.
Conference Call
In connection with this press release, management will host a conference call on Thursday, November 12, 2020, at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 437-2398 (from within the U.S. and Canada) or (786) 204-3966 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “2739140”.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
For those who are not available to listen to the live call, a replay will be available until 11:30 A.M. Eastern time on Saturday, December 12, 2020, by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “2739140”.
About Aircastle Limited
Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2020, Aircastle owned and managed on behalf of its joint ventures 271 aircraft leased to 81 customers located in 45 countries.

Safe Harbor
All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2019 Annual Report on Form 10-K and in our Form 10-Q for the quarterly period ended March 31, 2020. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Cash and cash equivalents	$383,920	$140,882
Restricted cash and cash equivalents	5,342	14,561
Accounts receivable	69,655	18,006
Flight equipment held for lease, net of accumulated depreciation of $1,895,914 and $1,501,664, respectively	6,725,615	7,375,018
Net investment in leases, net of allowance for credit losses of $2,948 and $0, respectively	315,879	419,396
Unconsolidated equity method investments	35,055	32,974
Other assets	284,507	201,209
Total assets	$7,819,973	$8,202,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net of debt issuance costs and discounts	$949,181	$1,129,345
Borrowings from unsecured financings, net of debt issuance costs and discounts	4,128,133	3,932,491
Accounts payable, accrued expenses and other liabilities	167,059	172,114
Lease rentals received in advance	55,518	108,060
Security deposits	85,714	124,954
Maintenance payments	592,941	682,398
Total liabilities	5,978,546	6,149,362

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 14,048 shares issued and outstanding at September 30, 2020; and 75,122,129 shares issued and outstanding at December 31, 2019	—	751
Additional paid-in capital	1,485,777	1,446,664
Retained earnings	355,650	605,269
Total shareholders’ equity	1,841,427	2,052,684
Total liabilities and shareholders’ equity	$7,819,973	$8,202,046
The preliminary financial information presented in this press release has not been reviewed by an independent registered public accounting firm because, due to the change of Aircastle’s fiscal year-end to the last day in February, the quarterly period no longer ends on September 30, 2020.

Aircastle Limited and Subsidiaries
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Lease rental revenue	$152,323	$203,005	$523,623	$577,062
Direct financing and sales-type lease revenue	4,744	8,229	16,047	24,993
Amortization of lease premiums, discounts and incentives	(5,355)	(5,895)	(17,455)	(16,951)
Maintenance revenue	37,720	11,095	156,440	54,063
Total lease revenue	189,432	216,434	678,655	639,167
Gain (loss) on sale of flight equipment	(232)	13,083	26,538	25,431
Other revenue	3,162	7,348	25,119	9,610
Total revenues	192,362	236,865	730,312	674,208

Operating expenses:
Depreciation	86,942	90,997	264,764	265,310
Interest, net	57,492	65,261	175,225	195,101
Selling, general and administrative (including non-cash share-based payment expense of $0 and $3,300 for the three months ended, and $38,727 and $9,203 for the nine months ended September 30, 2020 and 2019, respectively)	13,977	17,956	89,923	54,273
Impairment of flight equipment	19,464	—	362,209	7,404
Maintenance and other costs	3,259	7,250	12,256	19,867
Total operating expenses	181,134	181,464	904,377	541,955

Other expense:
Loss on extinguishment of debt	—	(7,577)	(4,020)	(7,577)
Merger expenses	(405)	—	(32,835)	—
Other	(175)	(258)	(286)	(4,229)
Total other expense	(580)	(7,835)	(37,141)	(11,806)

Income (loss) from continuing operations before income taxes and earnings of unconsolidated equity method investments	10,648	47,566	(211,206)	120,447
Income tax provision	5,482	5,505	10,302	14,595
Earnings of unconsolidated equity method investments, net of tax	605	1,274	2,081	3,405
Net income (loss)	$5,771	$43,335	$(219,427)	$109,257

Other comprehensive income (loss), net of tax:
Net derivative loss reclassified into earnings	—	—	—	184
Other comprehensive income	—	—	—	184
Total comprehensive income (loss)	$5,771	$43,335	$(219,427)	$109,441
The preliminary financial information presented in this press release has not been reviewed by an independent registered public accounting firm because, due to the change of Aircastle’s fiscal year-end to the last day in February, the quarterly period no longer ends on September 30, 2020.

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(219,427)	$109,257
Adjustments to reconcile net income (loss) to net cash and restricted cash provided by operating activities:
Depreciation	264,764	265,310
Amortization of deferred financing costs	10,472	10,778
Amortization of lease premiums, discounts and incentives	17,455	16,951
Deferred income taxes	6,961	10,513
Non-cash share-based payment expense	38,727	9,203
Cash flow hedges reclassified into earnings	—	184
Collections on net investment in leases	15,537	17,260
Security deposits and maintenance payments included in earnings	(155,940)	(37,281)
Gain on sale of flight equipment	(26,538)	(25,431)
Loss on extinguishment of debt	4,020	7,577
Impairment of flight equipment	362,209	7,404
Provision for credit losses	4,777	—
Other	(2,102)	641
Changes in certain assets and liabilities:
Accounts receivable	(52,719)	(11,994)
Other assets	(52,723)	2,437
Accounts payable, accrued expenses and other liabilities	(8,310)	(2,118)
Lease rentals received in advance	(54,990)	12,398
Net cash and restricted cash provided by operating activities	152,173	393,089
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(55,209)	(892,186)
Proceeds from sale of flight equipment	157,507	229,061
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	(8,327)	15,829
Unconsolidated equity method investments and associated costs	—	(15,176)
Other	(650)	3,539
Net cash and restricted cash provided by (used in) investing activities	93,321	(658,933)
Cash flows from financing activities:
Repurchase of shares	(27,906)	(21,297)
Parent contribution at Merger	25,536	—
Proceeds from secured and unsecured debt financings	1,293,871	2,066,848
Repayments of secured and unsecured debt financings	(1,283,928)	(1,637,269)
Debt extinguishment costs	(2,750)	(7,183)
Deferred financing costs	(6,205)	(13,711)
Security deposits and maintenance payments received	70,492	147,490
Security deposits and maintenance payments returned	(56,760)	(99,109)
Dividends paid	(24,025)	(67,444)
Net cash and restricted cash (used in) provided by financing activities	(11,675)	368,325
Net increase in cash and restricted cash:	233,819	102,481
Cash and restricted cash at beginning of period	155,443	167,853
Cash and restricted cash at end of period	$389,262	$270,334
The preliminary financial information presented in this press release has not been reviewed by an independent registered public accounting firm because, due to the change of Aircastle’s fiscal year-end to the last day in February, the quarterly period no longer ends on September 30, 2020.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

* Included $32.8 million in Other expense and $2.6 million in Selling, general and administrative expenses.

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.
The preliminary financial information presented in this press release has not been reviewed by an independent registered public accounting firm because, due to the change of Aircastle’s fiscal year-end to the last day in February, the quarterly period no longer ends on September 30, 2020.